Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D originally filed on July 7, 2009 (including amendments thereto) with respect to the shares of common stock of ImageWare Systems, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  July 7, 2009

BET FUNDING LLC

By:	/s/ Bruce E. Toll
	Name:	Bruce E. Toll
	Title:	Member

BRU HOLDING CO., LLC

By:	/s/ Bruce E. Toll
	Name:	Bruce E. Toll
	Title:	Member

/s/ Bruce E. Toll
Bruce E. Toll